Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

enGene Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	—	(1)	(2)	(2)	—	—
	Equity	Preferred Shares, without par value	—	(1)	(2)	(2)	—	—
	Debt	Debt Securities	—	(1)	(2)	(2)	—	—
	Other	Subscription Receipts	—	(1)	(2)	(2)	—	—
	Other	Warrants	—	(1)	(2)	(2)	—	—
	Other	Units	—	(1)	(2)	(2)	—	—
	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(2)	$249,499,723.97	0.00013810	$34,455.91
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, without par value	—			(3)			—	—	—	—
	Equity	Preferred Shares, without par value	—			(3)			—	—	—	—
	Debt	Debt Securities	—			(3)			—	—	—	—
	Other	Subscription Receipts	—			(3)			—	—	—	—
	Other	Warrants	—			(3)			—	—	—	—
	Other	Units	—			(3)			—	—	—	—
	Unallocated (Universal) Shelf	(3)	415(a)(6)			$150,500,276.03			S-3	333-283201	11/21/2024	$23,041.59

	Total Offering Amount					$400,000,000		$34,455.91
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$34,455.91

(1) There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, and units of enGene Holdings Inc. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an initial maximum aggregate offering price not to exceed USD$400,000,000 (or its equivalent in any other currency used to denominate the securities). Pursuant to Rule 416 under the U.S.

Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum aggregate offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement..

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $150,500,276.03 of unsold securities (the “Unsold Securities”) previously registered and offered by the Registrant pursuant to the Registration Statement on Form S-3 (File No. 333-283201) (the “Prior Registration Statement”), which was declared effective on November 21, 2024. In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of USD$45,930.00 with respect to an aggregate of USD$300,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, USD$23,041.59 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).